CERTIFICATE OF EXECUTIVE VICE PRESIDENT, CO-CHIEF OPERATING
           OFFICER AND CHIEF FINANCIAL OFFICER
   AND VICE PRESIDENT, TREASURER AND ASSISTANT SECRETARY
           PURSUANT TO SECTIONS 201, 301 AND 303
                      OF THE INDENTURE


                                Dated:  October 13, 1995

          The undersigned, ALAN H. LUND and PAMELA S.
HENDRY, do hereby certify that they are the duly appointed and acting Executive Vice President, Co-Chief Operating
Officer and Chief Financial Officer and Vice President,
Treasurer and Assistant Secretary, respectively, of INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (the "Company"). Each of the undersigned also hereby certifies, pursuant to Sections 201, 301 and 303 of the Indenture, dated as of November 1, 1991 (the
"Indenture"), between the Company and Bank of America
Illinois (formerly Continental Bank, National Association), as Trustee, that:

          A.   There has been established pursuant to
resolutions duly adopted by the Board of Directors
(a copy of such resolutions being attached hereto as Exhibit B) and by a Special Committee of the Board of Directors (a copy of such resolutions being attached hereto as Exhibit C) a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

          1. The title of the Securities of the series is "Medium-Term Notes, Series H" (the "Medium-Term
     Notes").

          2. The limit upon the aggregate principal amount of the Medium-Term Notes which may be authenticated and delivered under the Indenture (except for Medium-Term Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Medium-Term Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) is $750,000,000.

          3. The date on which the principal of each of the Medium-Term Notes is payable shall be any Business Day (as defined in the forms of Global Fixed Rate Note and Global Floating Rate Note attached hereto as Exhibit A and incorporated herein by reference) nine months or more from the date of issuance as determined from time to time by any one of Leslie L. Gonda, Steven F. Udvar-Hazy, Alan H. Lund, Pamela S. Hendry or Bradley Winograd (each a "Designated Person").

          4.   The rate at which each of the Medium-Term
     Notes shall bear interest shall be established by any one Designated Person, and may be either a fixed interest rate (which may be zero) (hereinafter, a "Fixed Rate Note") or may vary from time to time in accordance with one of the interest rate formulas more fully described in Exhibit A hereto
     (hereinafter, a "Floating Rate Note") or otherwise as specified by a Designated Person.

          5.   Unless otherwise specified by a Designated
     Person, the date from which interest shall accrue for each Medium-Term Note shall be the respective date of issuance of each of the Medium-Term Notes.

          6. The interest payment dates on which interest on the Medium-Term Notes shall be payable are, in the case of Fixed Rate Notes, April 15 and October 15, unless otherwise specified by any Designated Person, and, in the case of Floating Rate Notes, such dates as specified by any Designated Person. The initial interest payment on each outstanding Medium-Term Note shall be made on the first interest payment date falling at least 15 days after the date the Medium-Term
     Note is issued, unless otherwise specified by any Designated Person.

          7. The regular record dates for the interest payable on any Fixed Rate Note on any interest payment date shall be April 1 and October 1, unless otherwise specified by any Designated Person, and the regular record dates for the interest payable on any Floating Rate Note on any interest payment date shall be on the day 15 calendar days prior to any such interest payment date, unless otherwise specified by any Designated Person.

          8. Interest on the Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve (12)
     30-day months. Interest on the Floating Rate Notes shall be computed on the basis set forth in Exhibit A hereto.

          9. The place or places where the principal (and premium, if any) and interest on Medium-Term Notes shall be payable is at the office of the Trustee, 231 South LaSalle Street, Chicago, Illinois, and at the agency of the Trustee maintained for that purpose at the office of Mellon Securities Trust Co., 120 Broadway, New York, New York, provided that payment of interest, other than at Stated Maturity (as defined in the Indenture) or upon redemption or repurchase, may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security
     Register (as defined in the Indenture) and provided further that (i) the Depositary (as designated below), as holder of Global Securities (as defined in the Indenture), shall be entitled to receive payments of interest by wire transfer of immediately available funds, and (ii) a Holder of $10,000,000 or more in aggregate principal amount of certificated Medium-Term Notes, having identical Interest Payment Dates, shall be entitled to receive payments of interest, other than interest due at Stated Maturity or upon redemption, by wire transfer in immediately available funds to a designated account maintained in the United States upon receipt by the Trustee of written instructions from such Holder not later than the Regular Record Date for the related Interest
     Payment Date. Such instructions shall remain in effect with respect to payments of interest made to such Holder on subsequent Interest Payment Dates unless revoked or changed by written instructions received by the Trustee from such Holder; provided that any such written revocation or change which is received by the Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to the interest payable on such Interest Payment Date.

          10.  The date, if any, on which each Medium-Term
     Note may be redeemed at the option of the Company shall be established by any Designated Person.

          11. The terms under which any of the Medium-Term Notes shall be repaid at the option of the Holder shall be as set forth in the forms of the Global Fixed Rate Note and Global Floating Rate Note attached hereto and the obligation of the Company, if any, to repay any of the Medium-Term Notes at the option of a Holder shall be established by any Designated Person.

          12. The Medium-Term Notes shall be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

          13. The principal amount of the Medium-Term Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

          14. The Medium-Term Notes shall be issued as Global Securities under the Indenture, unless otherwise specified by any Designated Person, and The Depository Trust Company is designated the Depositary under the Indenture for the Medium-Term Notes.

          15. The terms of the Medium-Term Notes include the provisions set forth in Exhibit A hereto.

          16.  If specified by a Designated Person,
      Medium-Term Notes may be issued as Amortizing Notes, Original Issue Discount Notes or Indexed Notes, each as described in the Prospectus Supplement dated
      October 13, 1995 to Prospectus dated October 10,
      1995 relating to the Medium-Term Notes, including any subsequent amendments or supplements thereto.

          B. The forms of the Global Fixed Rate Notes and the Global Floating Rate Notes are attached hereto as Exhibit A.

          C.   The Trustee is appointed as Paying Agent
     (as defined in the Indenture) and Bank of America
     Illinois is appointed as Calculation Agent.

          D.   The foregoing form and terms of
     the Medium-Term Notes have been established in conformity with the provisions of the Indenture.

          E. Each of the undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and delivered herewith. In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of a series of Securities under the Indenture, designated as the Medium-Term Notes in this Certificate, have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.

          F. The undersigned Secretary, by execution of this Certificate, thereby certifies the actions taken by the Special Committee of the Board of Directors of the Company in determining and setting the specific terms of the Medium-Term Notes, and hereby further certifies that attached hereto as Exhibits A, B and C, respectively, are the forms of certificates representing the Global Fixed Rate Notes and Global Floating Rate Notes as duly approved by the Special Committee of the Board of Directors of the Company, a copy of resolutions duly adopted by the Board of Directors of the Company as of July 24, 1995 and a copy of resolutions duly adopted by the Special Committee of the Board of Directors as of October 13, 1995, pursuant to which the terms of the Medium-Term Notes set forth above have been established.

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          IN WITNESS WHEREOF, the undersigned have hereunto
executed this Certificate as of the dated first above written.



                          /s/ Alan H. Lund
                              Alan H. Lund
                              Executive Vice President,
                              Co-Chief Operating Officer
                              and Chief Financial Officer

                          /s/ Pamela S. Hendry
                              Pamela S. Hendry
                              Vice President,
                              Treasurer and
                              Assistant Secretary